Exhibit 99.1

Silver Dragon discovers 254 g/t Silver, 1.04% Lead and 3.36% Zinc at its Dadi Silver-Polymetallic Project

Beijing, China--(Newsfile Corp. - May 16, 2012) - Silver Dragon Resources Inc. (OTCQB: SDRG) (“the Company”) is pleased to announce recent results from the ongoing 2012 drilling program at its Dadi Silver-Lead-Zinc polymetallic property in Inner Mongolia, Northern China. Dadi is a silver-lead-zinc polymetallic project owned by Sanhe Sino-Top Resources & Technologies, Ltd. (“Sino-Top”), of which Silver Dragon Resources Inc. has a 40% equity interest.

Highlights are as follows:

  The current season’s work commenced in February 2012, with most of the activity focused on underground drilling and drifting (face drilling);

  Seven underground drill holes and six underground transverse drifts were completed to define mineralization zones II and IV.

  Samples were collected from drill holes and transverse drifts: three transverse drifts at 1,350 meters showed silver-lead- zinc mineralization in mineralization zone II; and one transverse drift revealed silver-lead-zinc mineralization in mineralization zone IV. Three underground drill holes showed silver- lead-zinc mineralization.

  Within transverse drift CM14, a 1 meter long mineralized body was discovered with grades of Ag (silver) 254 g/t,Pb (lead) 1.04%,and Zn (zinc) 3.36%.

To read the full version of this press release with assay tables, please go to:http://silverdragonresources.com/InvestorCenter/NewsRelease.asp?ID=100273

Exploration work commenced February 24, 2012, focusing on underground drifting (face drilling) and underground drilling. As of April 30, 2012, seven underground drill holes (ZK1401, ZK1205, ZK1001, ZK0808, ZK0101, ZK0306, and ZK0505) have been completed with a total drilling length of 1,039 meters. In addition, underground drifting, including transverse drifts CM08, CM12, and CM14 to 1,350 meters. Transverse drifts PD4CM02, PD4CM06, PD4CM08 in tunnel PD4 were also completed. The total tunneling length was 692.8 meters, including ore drifts, transverse drifts and transportation tunnels. At present, 149 samples from drill core and channel sampling within the transverse drifts have been analyzed.

1. Transverse drifting at 1,350 meters

At 1,350 meters, transverse drifts CM08, CM12, and CM14 have been completed in order to obtain better precision in mineralization zone II. All three transverse drifts hit significant mineralized bodies of silver, lead, and zinc.

Within transverse drift CM08, two mineralized bodies were found. The first is at interval 42.2m to 44.2m. The length of the mineralized body is 2 meters with average grades of Ag 80.4 g/t, Pb 0.875%, and Zn 1.06%; the second is at interval 55.2m to 56m. The length of the mineralized body is 0.8m with an average grading of Ag 126 g/t, Pb 0.4%, and Zn 4.76% .

Note: Based on Chinese Exploration Standards, the cutoff grades are Ag 40 g/t, Pb 0.3%, and Zn 0.5%; the lowest industrial grades are Ag 80 g/t, Pb 0.7%, and Zn 1%. Collected samples were analyzed at the Yanjiao Central Laboratory of the North China Nonferrous Geological Survey Bureau.

Within transverse drift CM12, from 16.2m to 18.2m, a 2 meter long mineralized body was found with grades of Ag 25.5 g/t, Pb 0.395%, andZn 1.365%;from 25.2m to 27.2m, a 2 meter long mineralized body was found with grades of Ag 38.75 g/t, Pb 0.495%, and Zn 0.65%; and from 29.2m to 30.2m, a 1 meter long mineralized body was found with grades of Ag 15.5 g/t, Pb 0.38%, and Zn 0.75% .

Within transverse drift CM14, from 0m to 1m, a 1 meter long mineralized body was found with grades of Ag 42.5 g/t, Pb 0.16%, and Zn 1.06%; from 4m to 5m, a 1 meter long mineralized body was found with grades of Ag 254 g/t, Pb 1.04%, and Zn 3.36%;and from 10m to 11m, a 1 meter long mineralized body was found with grades of Ag 42.5 g/t, Pb 0.15%, and Zn 0.24% .

2. Transverse drifting in the PD4 underground exploration tunnel

In the PD4 underground exploration tunnel, transverse drifts PD4CM02, PD4CM04, and PD4CM06, which define mineralization IV, have been completed.

Within transverse drift PD4CM2, two mineralized bodies were identified. The first is at interval 15.2m to 16.00m with a 0.8m length and grades of Ag 84.6 g/t, Pb 0.18%, and Zn 0.38% . The second is at the interval 26.2m to 27.2m with a 1 meter length and grades of Ag 6.6g/t, Pb 0.0.34%, and Zn 0.54% . Transverse drifts PD4CM6 and PD4CM6 reveal alterations with weak silver-lead-zinc mineralization.

3. Underground drilling

According to assay results obtained recently, seven underground drill holes (ZK0101,ZK0306, ZK0505, ZK1001, ZK1401, ZK1205, and ZK0808) were completed and samples from six drill holes were analyzed. Among the six drill holes, three drill holes hit mineralized bodies, namely:

(a)	Drill hole ZK0101 hit one silver-lead-zinc mineralized interval from 43.5m to 50.5m, with grades reaching Ag 240 g/t, Pb 7.69%, and Zn 14.22%.

(b)

Drill hole ZK0306 hit two mineralized intervals; the first from 18.5m to 19.5m with grades of Ag 22.8 g/t, Pb 1.22%, and Zn 0.62%; the second from 66.5m to 70.5m with grades of Ag. 14.2 g/t, Pb 0.31%, and Zn 3.42%.

(c)	Drill hole ZK0505 hit one mineralized interval; from 42.0m to 46.8m with grades of Ag 15 g/t, Pb 0.099%, and Zn 2.0%.

Other underground drill holes revealed alteration zones.

In early May, surface exploration, including surface drilling and trenching, commenced according to the approved exploration plan at Dadi, Laopandao and Aobaotugounao (see press release of May 2, 2012).

Dr. Tiebing Liu, P. Geo., a “qualified person” within the meaning of NI 43-101, reviewed and participated in the preparation of the technical information disclosed in this news release.

About Dadi

Dadi is one of the six exploration properties of Sanhe Sino-Top Resources and Technologies Ltd. ("Sino-Top"), a Chinese company that holds exclusive exploration rights to these properties, located in the prolific Erbahuo Silver District in Inner Mongolia, China. Silver Dragon Resources Inc. has a 40% ownership interest in Sino-Top. The Dadi exploration area, covering 12.48 square kilometers, is located in the Mesozoic volcanic basin in Keshiketeng County, Inner Mongolia, China (see Project location Map at: http://www.silverdragonresources.com/_img/China_Project_Location_Map.jpg).

Geologically, the Dadi property is located in the south edge of the Daxinganling metallogenic belt and at the joint between the Daxinganling mountain chain (with north-east direction) and the Xilamulunhe structure belt which trends in an east-west direction. These two structural belts are also two major ore-forming belts of China. This entire tectonic setting provides a dynamic geologic environment for the development of mineralizing systems. The major exposed rocks in the Dadi Property are Upper Jurassic Baiyingaolao Formation dacitic tuffaceous lava, dacitic tuff, rhyolitic tuff, and tuffaceous sandstone and conglomerate, among which dacitic tuffaceous lava and dacitic tuff are the main host rocks of mineralization.

A preliminary NI 43-101 feasibility study of the Dadi property was completed in Q3-2011, with the results presented in a Technical Report prepared by Southampton Associates Inc. of Toronto, Canada (see press release of September 7, 2011).

About Sino-Top

Sanhe Sino-Top Resources & Technologies, Ltd. (“Sino-Top'') was originally incorporated in 2003 as a Chinese company wholly-owned by Huaguan Industrial Corp. (“HIC''), a subsidiary of the state-owned North China Geological Exploration Bureau. Sino-Top became an American-Chinese joint venture in 2005. Silver Dragon Resources Inc. acquired Sino-Top in 2006, and currently owns 40% of Sino-Top after having sold 50% of its ownership interest to its Chinese partners. The Chinese side partners, led by Gansu Shengda Group Ltd. (“Shengda”), at 52%, and HIC, at 8%, collectively together own 60% of Sino-Top. Sino-Top holds exclusive exploration and development rights to six properties in northern China (Inner Mongolia), covering a total area of 139 km2. Sino-Top won the prestigious Prospector/Explorer of the Year Award for its Dadi Silver Polymetallic Project, at the China Mining Congress & Expo 2009 held in Tianjin, China, during October 20-22, 2009.

About Silver Dragon Resources Inc.

Silver Dragon Resources Inc. is a mining and metals company focused on the exploration, acquisition, development and operation of silver mines in proven silver districts globally. Silver Dragon's objective is to acquire silver mining assets that contain promising exploration targets, have highly leveraged, out-of-the-money silver deposits, and/or are producing properties with significant untapped exploration potential. It is management's objective to grow Silver Dragon into a significant silver producer by developing, its six Sino-Top properties in China (particularly Dadi and Laopandao), and its Erbahuo Silver mine (via its Chifeng Silver Dragon subsidiary), also in China. For more information, please visit the Company's website at: www.silverdragonresources.com (available in Chinese).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical, such as statements regarding the exploration and development of the Dadi silver-polymetallic project, outcome and timing for the completion of further assays and metal amounts in partial assay results, are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur.

Contact

Silver Dragon Resources Inc.
Marc Hazout, President or Alessandro Motta, Investor Relations
(416) 223-8500 or Toll Free: 1-866-512- SDRG (7374)
Email: info@silverdragonresources.com